UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2023

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Baker Road, Suite 400 Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On August 2, 2023, Northern Oil and Gas, Inc. (the “Company”) entered into an amendment (the “Credit Agreement Amendment”) to its Third Amended and Restated Credit Agreement, dated June 7, 2022, governing the Company’s revolving credit facility with Wells Fargo Bank, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto. Pursuant to the Credit Agreement Amendment, the Company’s semi-annual borrowing base redetermination was completed and: (i) the borrowing base will increase from $1.6 billion to $1.8 billion and (ii) the elected commitment amount will increase from $1.0 billion to $1.25 billion. The Credit Agreement Amendment will go into effect upon the closing of the Company’s previously disclosed acquisition of assets of Novo Oil & Gas Holdings, LLC (the “Novo Acquisition”), scheduled for mid-August 2023, subject to other customary conditions.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to such document, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Letter Agreement Termination

As previously disclosed, on February 18, 2022, Northern Oil and Gas, Inc. (the “Company”) entered into an amended and restated letter agreement (the “TRT Governance Agreement”), by and among TRT Holdings, Inc., Robert Rowling, Cresta Investments, LLC, Cresta Greenwood, LLC (together, “TRT”) and the Company and, (i) solely for the purpose of the second sentence of Section 1(e) therein, Michael Frantz, Mike Popejoy and Ernie Easley, and (ii) solely for the purpose of acknowledging and agreeing to the deletion of Section 2 of that certain amended and restated letter agreement, dated as of May 15, 2018, Bahram Akradi.

On August 3, 2023, the Company, TRT and Michael Frantz mutually agreed to terminate the TRT Governance Agreement, pursuant to a letter agreement by and among the Company, TRT and Michael Frantz (the “Letter Agreement Termination”). Notwithstanding the foregoing, it is expected that Michael Frantz shall continue to serve as a director of the Company until a successor shall have been duly elected and qualified, or until his earlier death, resignation, removal or retirement, in accordance with Company’s amended and restated bylaws.

The foregoing description of the Letter Agreement Termination does not purport to be complete and is qualified in its entirety by reference to such document, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements relating to, among other things, the expected closing date of the Novo Acquisition constitute forward-looking statements. For a description of factors that may cause the Company’s actual results, performance or expectations to differ from any forward-looking statements, please review the information under the heading “Risk Factors” included in Item 1A. of the Company’s 2022 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2023, and in the Company’s Quarterly Reports on Form 10-Q, filed with the SEC on May 5, 2023 and August 3, 2023, respectively, and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this Current Report on Form 8-K are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

Item 1.02. Termination of a Material Agreement.

The information required by Item 1.02 relating to the Letter Agreement Termination is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Credit Agreement Amendment is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Second Amendment to the Third Amended and Restated Credit Agreement among Northern Oil and Gas, Inc., Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, dated August 2, 2023.
10.2	Termination Agreement, dated August 3, 2023, by and among Robert B. Rowling, Cresta Investments, LLC, Cresta Greenwood, LLC, TRT Holdings, Inc., Michael Frantz and Northern Oil and Gas, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2023	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Chief Legal Officer and Secretary